Exhibit 99.1
Secureworks Reports Fourth Quarter and Full Year Fiscal 2020 Results
News Summary

•	Nearly 100 Managed Detection & Response (MDR) customers added on the new SaaS-based Red Cloak Platform during fiscal year 2020

•	Revenue was $142.0 million in the fourth quarter, growing 8.6 percent year-over-year

•	Full fiscal year 2020 revenue of $552.8 million grew 6.6 percent year-over-year, including 22 percent growth year-over-year internationally

•	Record cash flow provided by operating activities of $43.0 million and $78.8 million in the fourth quarter and fiscal year 2020, respectively

ATLANTA, Ga, March 27, 2020 - Secureworks (NASDAQ: SCWX), the essential cybersecurity company for the digitally connected world, today announced financial results for its fourth quarter and full fiscal year which ended on January 31, 2020.
Fourth Quarter Fiscal 2020 Financial Results Highlights

•	For the fourth quarter of fiscal 2020, both GAAP and non-GAAP revenue increased 8.6 percent to $142.0 million from $130.7 million in the fourth quarter of fiscal 2019.

•
GAAP gross margin was 54.4 percent in the fourth quarter of fiscal 2020, compared with 53.4 percent in the same period last year. Non-GAAP gross margin was 57.0 percent compared with 56.0 percent in the fourth quarter of fiscal 2019.

•
GAAP net loss was $5.2 million, or $0.06 per share, in the fourth quarter of fiscal 2020, compared with $11.8 million, or $0.15 per share, in the prior year. Non-GAAP net income was $1.9 million, or $0.02 per share, in the fourth quarter of fiscal 2020, compared with $1.5 million, or $0.02 per share, in the same prior year period.

•
Adjusted EBITDA for the quarter was $2.3 million, compared with $4.8 million in the fourth quarter of fiscal 2019. Cash provided by operating activities for the fourth quarter of fiscal 2020 was $43.0 million.

•	Secureworks ended the fourth quarter with $181.8 million in cash and cash equivalents.

“In the fourth quarter, we more than tripled the number of Managed Detection and Response (MDR) customers on our new platform over the previous quarter,” said Michael R. Cote, Chief Executive Officer of Secureworks. “We are well-positioned to continue delivering on our transformational efforts to be the industry-leading security platform and software provider, backed by a world-class threat intelligence unit.”

Full Year Fiscal 2020 Financial Results Highlights

•	Both GAAP and non-GAAP revenue in fiscal 2020 increased 6.6 percent to $552.8 million from $518.7 million in fiscal 2019.

•	GAAP gross margin was 54.3 percent in fiscal 2020, up from 52.6 percent in the prior year. Non-GAAP gross margin increased to 57.0 percent from 55.3 percent year-over-year.

•	GAAP net loss was $31.7 million, or $0.39 per share, in fiscal 2020, compared with a net loss of $39.1 million, or $0.48 per share, last year.

•	Non-GAAP net income was $0.2 million, or breakeven per share, in fiscal 2020, compared to non-GAAP net income of $1.4 million, or $0.02 per share, in fiscal 2019.

•	Adjusted EBITDA was $10.3 million, compared with $11.8 million in fiscal 2019.

•	Cash provided by operating activities for fiscal 2020 was $78.8 million.

“Our results in fiscal 2020 demonstrate that customers are embracing our products, solutions and services and we’re pleased with the progress. We saw improvement in operating leverage, delivered positive adjusted EBITDA each quarter for the first time as a public company, now reaching seven consecutive quarters of positive adjusted EBITDA, and generated record cash flow from operations,” said Paul Parrish, Chief Financial Officer of Secureworks.

Business and Operational Updates include:

•
During Q4, Secureworks closed 72 Managed Detection and Response (MDR) deals on the new platform, up from 19 in the previous quarter, demonstrating the great traction and momentum the Company’s seeing for its SaaS-based solutions.

•
In Q4 FY20, Secureworks teamed with Dell to provide an ever-smarter network effect of protection for a next-generation portfolio of collaborative endpoint security solutions. The Dell SafeGuard offering bundles Secureworks’ Red Cloak ™ Threat Detection and Response (TDR) with VMware Carbon Black’s endpoint prevention. In addition, customers can also add a Secureworks’ Incident Management Retainer for world-class incident response and recovery on-demand, critically important in today’s turbulent environment.

•
Last month, at RSA Conference 2020, Secureworks announced it has teamed with VMware to bring pervasive visibility and intrinsic security to public cloud deployments with the launch of its new cloud configuration assessment. This gives customers an immediate head start against cloud security risks such as misconfiguration and will also help customers detect configuration vulnerabilities, understand the business impact of critical risks and address the security and compliance challenges associated with public cloud adoption.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its fourth quarter and full year fiscal 2020 results on March 27, 2020, at 8:00 a.m. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.

Non-GAAP Financial Measures
The press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net  income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical and forward-looking non-GAAP financial measures to the most directly comparable historical and forward-looking GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements include the statements in this press release with respect to the Company’s expectations concerning its performance for full year fiscal 2021, all of which reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; the Company’s service level agreements with customers requiring credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the

Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters, public health issues and other catastrophic events on the Company’s ability to serve its customers, including the coronavirus (COVID-19) pandemic, which began spreading globally in early 2020; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.  Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

About Secureworks
Secureworks® (NASDAQ: SCWX) is a technology-driven cybersecurity leader that protects organizations in the digitally connected world. Built on proprietary technologies and world-class threat intelligence, our applications and solutions help prevent, detect and respond to cyber threats. Red Cloak™ software brings advanced threat analytics to thousands of customers, and the Secureworks Counter Threat Platform™ processes more than 300 billion threat events per day. We understand complex security environments and are passionate about simplifying security with Defense in Concert™ so that security becomes a business enabler. More than 4,000 customers across over 50 countries are protected by Secureworks, benefit from our network effect and are Collectively Smarter. Exponentially Safer.™ www.secureworks.com

Contact Information
Investor Inquiries:
Richie Downum
Investor Relations Director
404-235-1021
rdownum@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
druyak@secureworks.com
(Tables Follow)

SECUREWORKS CORP.
Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2020	February 1, 2019	January 31, 2020	February 1, 2019
Net revenue	$141,986	$130,710	$552,765	$518,709
Cost of revenue	64,792	60,906	252,796	246,117
Gross margin	77,194	69,804	299,969	272,592
Research and development	23,364	21,687	94,964	87,608
Sales and marketing	40,708	35,854	157,674	141,818
General and administrative	25,643	22,663	99,505	91,898
Total operating expenses	89,715	80,204	352,143	321,324
Operating loss	(12,521)	(10,400)	(52,174)	(48,732)
Interest and other, net	(111)	196	850	2,778
Loss before income taxes	(12,632)	(10,204)	(51,324)	(45,954)
Income tax expense (benefit)	(7,404)	1,574	(19,658)	(6,853)
Net income (loss)	$(5,228)	$(11,778)	$(31,666)	$(39,101)

Net income (loss) per common share (basic)	$(0.06)	$(0.15)	$(0.39)	$(0.48)

Net income (loss) per common share (diluted)	$(0.06)	$(0.15)	$(0.39)	$(0.48)

Weighted-average common shares
outstanding (basic)	80,591	80,587	80,563	80,710

Weighted-average common shares
outstanding (diluted)	80,591	80,587	80,563	80,710

Percentage of Total Net Revenue
Gross margin	54.4%	53.4%	54.3%	52.6%
Research and development	16.5%	16.6%	17.2%	16.9%
Sales and marketing	28.7%	27.4%	28.5%	27.3%
General and administrative	18.1%	17.3%	18.0%	17.7%
Operating expenses	63.2%	61.4%	63.7%	61.9%
Operating loss	(8.8)%	(8.0)%	(9.4)%	(9.4)%
Loss before income taxes	(8.9)%	(7.8)%	(9.3)%	(8.9)%
Net income (loss)	(3.7)%	(9.0)%	(5.7)%	(7.5)%
Effective tax rate	58.6%	(15.4)%	38.3%	14.9%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	January 31, 2020	February 1, 2019
Assets:
Current assets:
Cash and cash equivalents	$181,838	$129,592
Accounts receivable, net	111,798	141,344
Inventories	746	468
Other current assets	27,449	27,604
Total current assets	321,831	299,008
Property and equipment, net	27,606	35,978
Goodwill	416,487	416,487
Operating lease right-of-use assets, net	23,463	—
Purchased intangible assets, net	180,052	206,448
Other non-current assets	78,592	78,238
Total assets	$1,048,031	$1,036,159
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$18,690	$16,177
Accrued and other	98,855	86,495
Deferred revenue	175,847	157,865
Total current liabilities	293,392	260,537
Long-term deferred revenue	12,690	16,064
Operating lease liabilities, non-current	24,669	—
Other non-current liabilities	50,400	66,851
Total liabilities	381,151	343,452
Stockholders' equity	666,880	692,707
Total liabilities and stockholders' equity	$1,048,031	$1,036,159

SECUREWORKS CORP.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	January 31, 2020	February 1, 2019
Cash flows from operating activities:
Net loss	$(31,666)	$(39,101)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,932	41,207
Stock-based compensation expense	19,548	19,370
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	270	(1,818)
Income tax benefit	(19,658)	(6,853)
Other non cash impacts	1,830	—
Provision for doubtful accounts	3,099	2,356
Changes in assets and liabilities:
Accounts receivable	26,789	13,750
Net transactions with parent	(12,483)	(1,797)
Inventories	(278)	562
Other assets	13,293	(7,277)
Accounts payable	7,008	(6,117)
Deferred revenue	14,463	20,942
Accrued and other current liabilities	13,692	21,975
Net cash provided by operating activities	78,839	57,199
Cash flows from investing activities:
Capital expenditures	(12,590)	(10,200)
Net cash used in investing activities	(12,590)	(10,200)
Cash flows from financing activities:
Proceeds from stock option exercises	1,327	—
Principal payments on financing arrangement with Dell Financial Services	—	(2,208)
Taxes paid on vested restricted shares	(8,453)	(2,207)
Purchases of stock for treasury	(6,377)	(13,531)
Payments on financed capital expenditures	(500)	(1,000)
Net cash used in financing activities	(14,003)	(18,946)
Net (decrease) increase in cash and cash equivalents	52,246	28,053
Cash and cash equivalents at beginning of the period	129,592	101,539
Cash and cash equivalents at end of the period	$181,838	$129,592

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Financed capital expenditures	$724	$373
Income taxes paid	$1,746	$1,961

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31, 2020	February 1, 2019	January 31, 2020	February 1, 2019
GAAP revenue	$141,986	$130,710	$552,765	$518,709
Non-GAAP revenue	$141,986	$130,710	$552,765	$518,709

GAAP gross margin	$77,194	$69,804	$299,969	$272,592
Amortization of intangibles	3,560	3,411	14,089	13,642
Stock-based compensation expense	197	12	1,206	780
Non-GAAP gross margin	$80,951	$73,227	$315,264	$287,014

GAAP research and development expenses	$23,364	$21,687	$94,964	$87,608
Stock-based compensation expense	(1,123)	(1,163)	(4,280)	(4,133)
Non-GAAP research and development expenses	$22,241	$20,524	$90,684	$83,475

GAAP sales and marketing expenses	$40,708	$35,854	$157,674	$141,818
Stock-based compensation expense	695	(511)	(1,694)	(2,652)
Non-GAAP sales and marketing expenses	$41,403	$35,343	$155,980	$139,166

GAAP general and administrative expenses	$25,643	$22,663	$99,505	$91,898
Amortization of intangibles	(3,524)	(3,524)	(14,094)	(14,094)
Stock-based compensation expense	(3,305)	(3,209)	(12,368)	(11,805)
Non-GAAP general and administrative expenses	$18,814	$15,930	$73,043	$65,999

GAAP operating income (loss)	$(12,521)	$(10,400)	$(52,174)	$(48,732)
Amortization of intangibles	7,083	6,934	28,183	27,736
Stock-based compensation expense	3,931	4,895	19,548	19,370
Non-GAAP operating income (loss)	$(1,507)	$1,429	$(4,443)	$(1,626)

GAAP net income (loss)	$(5,228)	$(11,778)	$(31,666)	$(39,101)
Amortization of intangibles	7,083	6,934	28,183	27,736
Stock-based compensation expense	3,931	4,895	19,548	19,370
Impact of Tax Cuts and Jobs Act	(1,191)	4,325	(1,191)	4,325
Aggregate adjustment for income taxes	(2,691)	(2,848)	(14,688)	(10,978)
Non-GAAP net income	$1,904	$1,528	$186	$1,352

GAAP earnings (loss) per share	$(0.06)	$(0.15)	$(0.39)	$(0.48)
Amortization of intangibles	0.09	0.08	0.35	0.34
Stock-based compensation expense	0.05	0.06	0.24	0.24
Impact of Tax Cuts and Jobs Act	(0.01)	0.05	(0.01)	0.05
Aggregate adjustment for income taxes	(0.03)	(0.03)	(0.18)	(0.13)
Non-GAAP earnings per share *	$0.02	$0.02	$—	$0.02

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net income (loss)	$(5,228)	$(11,778)	$(31,666)	$(39,101)
Interest and other, net	111	(196)	(850)	(2,778)
Income tax expense (benefit)	(7,404)	1,574	(19,658)	(6,853)
Depreciation and amortization	10,915	10,335	42,932	41,207
Stock-based compensation expense	3,931	4,895	19,548	19,370
Adjusted EBITDA	$2,325	$4,830	$10,306	$11,845

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended		Twelve Months Ended
Percentage of Total Net Revenue	January 31, 2020	February 1, 2019	January 31, 2020	February 1, 2019

GAAP gross margin	54.4%	53.4%	54.3%	52.6%
Non-GAAP adjustment	2.6%	2.6%	2.7%	2.7%
Non-GAAP gross margin	57.0%	56.0%	57.0%	55.3%

GAAP research and development expenses	16.5%	16.6%	17.2%	16.9%
Non-GAAP adjustment	(0.8)%	(0.9)%	(0.8)%	(0.8)%
Non-GAAP research and development expenses	15.7%	15.7%	16.4%	16.1%

GAAP sales and marketing expenses	28.7%	27.4%	28.5%	27.3%
Non-GAAP adjustment	0.5%	(0.4)%	(0.3)%	(0.5)%
Non-GAAP sales and marketing expenses	29.2%	27.0%	28.2%	26.8%

GAAP general and administrative expenses	18.1%	17.3%	18.0%	17.7%
Non-GAAP adjustment	(4.8)%	(5.1)%	(4.8)%	(5.0)%
Non-GAAP general and administrative expenses	13.3%	12.2%	13.2%	12.7%

GAAP operating income (loss)	(8.8)%	(8.0)%	(9.4)%	(9.4)%
Non-GAAP adjustment	7.7%	9.1%	8.6%	9.1%
Non-GAAP operating income (loss)	(1.1)%	1.1%	(0.8)%	(0.3)%

GAAP net income (loss)	(3.7)%	(9.0)%	(5.7)%	(7.5)%
Non-GAAP adjustment	5.0%	10.2%	5.7%	7.8%
Non-GAAP net income (loss)	1.3%	1.2%	—%	0.3%